                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANT'S CONSENT


The Board of Directors
LSI Logic Corporation

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders which is incorporated by reference in LSI Logic Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



/s/ PricewaterhouseCoopers LLP


San Jose, California
June 2, 2000